Exhibit 99.1

VOTE BY INTERNET – www.proxyvote.com Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.   VOTE BY PHONE – 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.   VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.HCSB FINANCIAL CORPORATION ATTN: JENNIFER HARRIS P. O. BOX 218 LORIS, SC 29569 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY HCSB FINANCIAL CORPORATION The Board of Directors recommends you vote FOR Proposals 1, 2, and 3.1. To consider and vote on the Agreement and Plan of Merger, under which HCSB Financial Corporation (“HCSB”) will merge  with and into United Community Banks, Inc., as more particularly described in the accompanying materials; For   Against Abstain 2. To cast a non-binding advisory vote to approve the compensation that certain executive officers of HCSB will receive under existing agreements or arrangements with HCSB in connection with the merger; For Against Abstain 3. To consider and vote upon a proposal to approve the adjournment or postponement of the special meeting, if necessary or appropriate, including to solicit additional proxies to approve the merger agreement; and   For Against Abstain  NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name (s) appear(s) hereon. When signing as an attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature (PLEASE SIGN WITHIN BOX)   Date   Signature (Joint Owners)     Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement are available at www.proxyvote.com HCSB FINANCIAL CORPORATION Special Meeting of Shareholders July 27, 2017 10:00 AM This proxy is solicited by the Board of Directors The undersigned hereby constitutes and appoints Michael S. Addy and Jan H. Hollar (the “Proxies”), and each of them, his or her true and lawful agents and proxies, with full power of substitution in each, to represent and vote, as directed on the reverse side of this proxy card, all shares of the voting common stock of HCSB Financial Corporation (the “Company”) that the undersigned would be entitled to vote at the Special Meeting of Shareholders of the Company to be held on Thursday, July 27, 2017, at 10:00 a.m. local time, at the Sheraton Myrtle Beach Convention Center Hotel at 2101 North Oak Street, Myrtle Beach, South Carolina 29577, and at any adjournments or postponements, upon matters described in the accompanying Notice of Special Meeting of Shareholders and Proxy Statement. This proxy, when properly executed, will be voted in the manner directed herein. If so such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side.